UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2015 (June 30, 2015)

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 Unregistered Sales of Equity Securities

On June 30, 2015, Cardax, Inc. (the “Company”) issued and sold shares of its common stock, par value $0.001 per share (“Common Stock”), and granted options under its 2014 Equity Compensation Plan, as amended (the “Equity Compensation Plan”) to certain directors, officers, employees and service providers as payment of accrued and unpaid amounts owed to such persons.

The total number of shares of Common Stock underlying the options that was issued is: 4,652,076. The total number shares of Common Stock that was issued is equal to 111,112. The Company did not receive any cash proceeds from the issuance of the securities. The consideration received by the Company was payment or satisfaction of an accrued obligation of the Company.

All such shares of Common Stock and options under the Equity Compensation Plan were issued in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2).

The terms of all options that have been granted and the options that will be granted by the Company in lieu of cash payments as described below will be fully vested when granted, have a term of 5 years from the date of the grant and have anti-dilution protection for mergers and other similar transactions that are similar to the provisions in the Company’s Class A Warrants.

The information set forth in Item 5.02 and Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 30, 2015, the Company materially modified the material compensatory plans, contracts or arrangements (whether or not written) to which covered officers of the Company are a party as follows:

1. Executive Chairman - Nicholas Mitsakos

The compensation arrangement of the Executive Chairman of the Company was amended so that, effective April 1, 2015, he will receive an aggregate annual compensation equal to $150,000, payable quarterly, in arrears, in the form of a grant of shares of the Company’s Common Stock or non-qualified stock options to purchase shares of Common Stock that will be granted under the Equity Compensation Plan.

The Company will use the following methodology (the “Equity Payment Method”) to determine the number of shares of Common Stock that will be issued or the stock options that will be granted:

The value of any shares of Common Stock granted to pay such compensation will be determined on the basis of the 20 day volume weighted average closing price of the shares of the Common Stock as of the end of the applicable calendar quarter. The value of any options that are granted to pay such compensation will be determined using the Black Scholes model for such 20 day volume weighted average closing price of the shares of the Common Stock as of the end of the applicable calendar quarter and such other factors as are appropriate to accurately calculate the value of the stock options as of the end of quarter. The initial exercise price for any such options will be the closing price of the Common Stock on the last trading day of the applicable calendar quarter, subject to adjustment if such closing price is 90% or less than the closing price of the preceding trading date.

In addition, the amount of the unpaid cash compensation to the Executive Chairman that accrued during the first quarter of 2015 or $55,385, was paid by the Company granting a non-qualified stock option under the Equity Compensation Plan, for 263,736 shares of Common Stock with an initial exercise price equal to $0.32 per share.

The foregoing description of the modification to the compensation for the Executive Chairman does not purport to be complete and is qualified in its entirety by reference to the definitive Supplement to Agreement of the Executive Chairman, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

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2. Independent Directors

Each of the Company’s independent directors entered into an agreement dated June 30, 2015 that provides for an annual compensation equal to $100,000, payable quarterly in arrears in the form of a grant of shares of Common Stock or non-qualified stock options to purchase shares of Common Stock that will be granted under the Equity Compensation Plan. The Company will use the Equity Payment Method described above to determine the number of shares of Common Stock that will be issued or the stock options that will be granted.

In addition, each independent director received a grant of 55,556 shares of Common Stock for compensation during June 2015.

The foregoing description of the modification to the compensation for each independent director does not purport to be complete and is qualified in its entirety by reference to the definitive Independent Directors’ Compensation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

3. Chief Executive Officer - David G. Watumull

The compensation arrangement of the Chief Executive Officer of the Company was amended so that, effective April 1, 2015, he will receive an annual base compensation of $225,000 and a targeted annual cash bonus of 50% of the annual base compensation if by March 31, 2016 the Company has achieved during the 12 month period ending March 31, 2016 revenues of at least $100,000 that the Company’s determined will likely be recurring revenue.

The Company shall have the right to pay any compensation due to the Chief Executive Officer during any calendar quarter that has not been paid in cash in the form of shares of Common Stock or incentive stock options under the Equity Compensation Plan. The Company will use the Equity Payment Method described above to determine the number of shares of Common Stock that will be issued or the stock options that will be granted.

In addition, the amount of the unpaid cash compensation to the Chief Executive Officer that accrued during 2015, was paid by the Company granting the following incentive stock options under the Equity Compensation Plan: the amount relating to the first quarter of 2015 or $98,385 was paid by an incentive stock option to purchase 468,498 shares of Common Stock at an initial exercise price of $0.32 per share; and the amount related to the second quarter of 2015 or $50,789 was paid by an incentive stock option to purchase 390,686 shares of Common Stock at an initial exercise price of $0.20 per share.

The foregoing description of the modification to the compensation for the Chief Executive Officer does not purport to be complete and is qualified in its entirety by reference to the definitive Supplement to Senior Executive Employment Agreement of David G. Watumull, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and which is incorporated herein by reference.

4. Chief Financial Officer - John B. Russell

The compensation arrangement of the Chief Financial Officer of the Company was amended so that, effective after June 30, 2015, the Company shall have the right to pay 50% of any compensation due to the Chief Financial Officer during any calendar quarter that has not been paid in cash in the form of a grant of shares of Common Stock or non-qualified stock options to purchase shares of Common Stock that will be granted under the Equity Compensation Plan. The Company will use the Equity Payment Method described above to determine the number of shares of Common Stock that will be issued or the stock options that will be granted.

In addition, 50% of the unpaid cash amount that accrued during the first and second quarters of 2015 was paid by the Company granting the following non-qualified stock options under the Equity Compensation Plan: the amount relating to the first quarter of 2015 or $12,565 was paid by an non-qualified stock option to purchase 59,835 shares of Common Stock at an initial exercise price of $0.32 per share; and the amount related to the second quarter of 2015 or $8,115 was paid by an non-qualified stock option to purchase 62,424 shares of Common Stock at an initial exercise price of $0.20 per share.

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The foregoing description of the modification to the compensation for the Chief Financial Officer does not purport to be complete and is qualified in its entirety by reference to the definitive Payment Deferral and Acceptance Agreement of JBR Business Solutions, LLC, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and which is incorporated herein by reference.

5. Certain Other Officers

The compensation arrangement of the officers named below of the Company was amended so that, effective after June 30, 2015, the Company shall have the right to pay any compensation due to such officer during any calendar quarter that has not been paid in cash in the form of shares of Common Stock or incentive stock options under the Equity Compensation Plan. The Company will use the Equity Payment Method described above to determine the number of shares of Common Stock that will be issued or the stock options that will be granted.

In addition, the amount of the unpaid cash compensation to the following officers of the Company that accrued during 2015, was paid by the Company granting the following incentive stock options under the Equity Compensation Plan as described below:

Officer	First Quarter 2015	Second Quarter 2015

David M. Watumull (an executive officer)- Vice President, Operations	Deferred Amount: $33,769 Option: 160,806 shares Exercise Price: $0.32 per share	Deferred Amount: $37,039 Option: 284,917 shares Exercise Price: $0.20 per share

Gilbert M. Rishton - Chief Science Officer	Deferred Amount: $40,692 Option: 193,773 shares Exercise Price: $0.32 per share	Deferred Amount: $44,539 Option: 342,609 shares Exercise Price: $0.20 per share

Timothy J. King – Vice President Research	Deferred Amount: $33,769 Option: 160,806 shares Exercise Price: $0.32 per share	Deferred Amount: $37,039 Option: 284,917 shares Exercise Price: $0.20 per share

The foregoing descriptions of the modification to the compensation for such officers does not purport to be complete and is qualified in its entirety by reference to the definitive Payment Deferral and Acceptance Agreement of each officer that is substantially in the form of such agreement filed as Exhibit 10.5 to this Current Report on Form 8-K and which is incorporated herein by reference.

ITEM 8.01 Other Events.

The Company has discharged unpaid amounts to other employees and vendors that accrued or would be payable during 2015 by the grant of options as follows:

●	Amounts that accrued or would be payable during the first quarter of 2015 in an aggregate amount equal to approximately $141,077 was paid by the grant of options under the Equity Compensation Plan, for an aggregate of 671,792 shares of Common Stock at an initial exercise price of $0.32 per share; and

●	Amounts that accrued or would be payable during the second quarter of 2015 in an aggregate amount equal to approximately $132,446 was paid by the grant of options under the Equity Compensation Plan, as amended, for an aggregate of 1,018,815 shares of Common Stock at an initial exercise price of $0.20 per share.

Effective after June 30, 2015, the Company has increased the cash payments to our employees so that they will receive 50% of their respective compensation in cash. The Company shall have the right to pay any compensation due during any calendar quarter that has not been paid in cash in the form of shares of Common Stock or incentive stock options under the Equity Compensation Plan. The Company will use the Equity Payment Method described above to determine the number of shares of Common Stock that will be issued or the stock options that will be granted. The Company intends to continue such compensation arrangements until it obtains sufficient financing to increase the compensation up to the original amounts.

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The foregoing descriptions of the modification to the compensation for such employees and service providers does not purport to be complete and is qualified in its entirety by reference to the definitive Payment Deferral and Acceptance Agreement of each such person that is substantially in the form of such agreement filed as Exhibit 10.5 to this Current Report on Form 8-K and which is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Supplement to Agreement of the Executive Chairman

10.2	Independent Directors’ Compensation Agreement

10.3	Supplement to Senior Executive Employment Agreement of David G. Watumull

10.4	Payment Deferral and Acceptance Agreement of JBR Business Solutions, LLC

10.5	Form of Payment Deferral and Acceptance Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2015

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer

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